Pricing Supplement No. 13        Filing under Rule 424(b)(3)
Dated May 21, 1997               Registration File No. 333-06456
(to Prospectus dated August 6,
1996 and Prospectus Supplement
dated August 7, 1996)






                        $275,000,000
                The St. Paul Companies, Inc.
                 Medium-Term Notes, Series C



          Principal Amount:        $5,000,000

          Fixed Interest Rate:     7.14%

          Stated Maturity:    May 24, 2004

          Issue Price (as a percentage of
            principal amount):      100%

          Selling Agent's Commission (%):      .60%

          Net Proceeds to the Company (%):   99.40%

          CUSIP No. 79286LDM1

          Settlement Date (original
            issue date): May 23, 1997

          Selling Agent: J.P. Morgan Securities, Inc.




          As of the date of this Pricing Supplement, the aggregate initial public offering price of the Debt
Securities (as defined in the Prospectus) which has been sold (including the Notes to which this Pricing Supplement relates) is $114,500,000.


                    GOLDMAN, SACHS & CO.

                J.P. MORGAN SECURITIES, INC.